Exhibit 99.1

Renewable Energy Group Reports Second Quarter 2021 Financial Results and
Advances Geismar to Construction Phase
Q2 2021 Highlights

•163 million gallons of fuel sold
•132 million gallons of fuel produced
•Revenues of $816 million
•Net income available to common stockholders of $79 million, or $1.62 per diluted share
•Adjusted EBITDA of $103 million
•Raised $550 million of gross proceeds from green bond offering
•Carbon reduction from REG-produced fuels in the quarter of over one million metric tons

Post-Quarter Announcements:
•Progressed into construction phase of Geismar improvement and expansion project
•Announced global partnership with Manchester United Football Club

Ames, IA, August 4, 2021 - Renewable Energy Group, Inc. ("REG" or the "Company") (NASDAQ: REGI) today announced its financial results for the quarter ended June 30, 2021.

The Company also announced that its Board of Directors approved moving forward with construction that will enable both expansion of and improvements to the Company’s Geismar, Louisiana renewable diesel biorefinery. The project is on track to be mechanically complete in 2023 with full operations in early 2024.

Revenues for the second quarter 2021 were $816 million on 163 million gallons of fuel sold. Net income available to common stockholders was $79 million in the second quarter of 2021, compared to net loss of $2 million for second quarter 2020. Adjusted EBITDA was $103 million in the second quarter of 2021, compared to $6 million for second quarter 2020.

"Our flexible feedstock capabilities, diverse production fleet, and commercial optimization systems helped us to manage through the volatile market conditions of the second quarter and deliver strong financial results," said Cynthia (CJ) Warner, President and Chief Executive Officer. "This solid performance, alongside our successful navigation of the many external challenges of the past year, reinforces our optimism about the future."

Warner added, "Continuing our drive to accelerate the transition to sustainable energy, we have moved into the construction phase of the Geismar improvement and expansion project. Expanding our renewable diesel offering and advancing this project continues to be a key pillar of our growth strategy and is a significant milestone for us. In addition, we launched a global partnership with Manchester United with a goal of promoting renewable fuels, the REG brand, and worldwide recognition that bio-based diesel enables our customers to generate significant decarbonization NOW. We firmly believe that our low carbon intensity fuels will play a key role in the world’s ongoing energy transition to clean, sustainable energy."

Geismar Improvement and Expansion

The Geismar project brings together the planned expansion with an improvement project for the existing site. This joint project will take total site production capacity from 90 million to 340 million gallons, enhance existing operations, and improve operational reliability and logistics.

The capital cost for the entire Geismar project, now includes both the expansion as well as operational and logistics enhancements to the current plant, is estimated at $950 million. The Company has received all required permits to proceed, and has secured funding necessary for the project. In addition, the Company has agreed upon a long-term lease for marine terminal and logistics services.
Second Quarter 2021 Highlights
All figures refer to the quarter ended June 30, 2021, unless otherwise noted. All comparisons are to the quarter ended June 30, 2020, unless otherwise noted.
The table below summarizes REG’s financial results for the second quarter of 2021.

REG Q2 2021 Results
(dollars and gallons in thousands, except as noted)
	Q2 2021	Q2 2020	Y/Y Change

Market Data
NYMEX ULSD average price per gallon	$2.00	$0.98	104.1%
D4 RIN average price per credit	$1.71	$0.54	216.7%
CBOT Soybean oil average price per gallon	$4.72	$2.02	133.7%
HOBO + 1.5xRIN average price per gallon (1)	$0.84	$0.77	9.1%

Gallons sold	163,142	183,160	(10.9)%

GAAP
Total revenues	$816,220	$543,905	50.1%
Risk management gain (loss)	$13,038	$(4,755)	N/M
Operating income (loss)	$87,621	$(5,685)	N/M
Net income (loss) available to common stockholders	$78,787	$(1,685)	N/M

Non-GAAP
Adjusted EBITDA[2]	$103,129	$6,161	1,573.9%
    (1) HOBO = HO NYMEX + $1.00 BTC - ((CBOT SBO $/lb)/100 x 7.5)
     HOBO + RINs = HOBO + 1.5 x D4 RIN as quoted by the Oil Price Information Service.
(2) See table below for reconciliation of Adjusted EBITDA to net income (loss)

REG sold 163 million gallons of fuel, an 11% decrease compared to second quarter of 2020. Self-produced North American renewable diesel sales increased 2 million gallons, renewable diesel sales to Norway declined 7 million gallons, and third party renewable diesel sales increased 2 million gallons. In addition, self-produced North American biodiesel sales decreased by 15 million gallons, while sales of lower margin petroleum diesel decreased by 6 million gallons. These sales results were largely driven by a combination of optimization choices and timing.
REG second quarter of 2021 biodiesel and renewable diesel production of 132 million gallons was flat versus prior year. The Company delivered a record quarter of production at four facilities, including at Geismar, Louisiana, where renewable diesel production was up by 8 million gallons. This difference is in part because second quarter 2020 included a planned maintenance turnaround there. European biodiesel production increased 2 million gallons, or 14%, due to record production at the Company's Emden, Germany facility. These production increases were offset by a decline of 10 million gallons in North American biodiesel production, due largely to production optimization.

Revenues increased from $544 million to $816 million, largely driven by higher selling prices realized from a combination of a 217% increase in D4 RIN prices and a 104% increase in ULSD prices year over year.
Gross profit was $124 million, or 15% of revenues, compared to gross profit of $23 million, or 4% of revenues. The increase in gross profit on an absolute basis and as a percentage of revenue was driven primarily by improved realized margins, made possible by ongoing product placement improvement and wider spreads between feedstock options, the latter captured by optimizing our production and shifting our feedstock mix to a higher percentage of lower cost, low carbon intensity raw materials. A $36 million increase in gross profit for separated RINs and a positive $18 million swing in risk management were also contributing factors to improved profitability.
Operating income was $88 million compared to operating loss of $6 million, driven by the same factors as those described above for gross profit. The increase in operating income was partially offset by a $7 million increase in selling, general and administrative costs attributed to employee related compensation costs from stronger financial performance versus second quarter of 2020.
GAAP net income available to common stockholders was $79 million, or $1.62 per share on a fully diluted basis, compared to GAAP net loss available to common stockholders of $2 million, or $0.04 per share on a fully diluted basis. The differential drivers are the same as those described above for operating income (loss) and gross profit.
Adjusted EBITDA was $103 million compared to $6 million, with the increase resulting from the same factors as described above.
At June 30, 2021, REG had cash and cash equivalents, restricted cash, and marketable securities (including long-term marketable securities) of $1.1 billion, an increase of $706 million from December 31, 2020. The increase in cash and cash equivalents is primarily due to the $536 million in funding, net of fees, from the Company's recent green bond issuance as well the $365 million in funding, net of fees, from the Company's equity raise in the first quarter. The combined proceeds are intended to be used for the expansion of the Geismar facility, other strategic investments and working capital. The increase in net income available to common stockholders described above also contributed to the increase in the Company's cash position.
At June 30, 2021, accounts receivable were $170 million, an increase of $26 million from December 31, 2020 and accounts payable were $151 million, an increase of $18 million from December 31, 2020. The value of the Company's inventory at the end of the quarter was $364 million, an increase of $155 million from December 31, 2020, due to rising commodity values.
Reconciliation of Non-GAAP Measures

The Company uses earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items identified in the table below, or Adjusted EBITDA, as a supplemental performance measure. Adjusted EBITDA is presented in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that are not believed to be indicative of core operating performance. Adjusted EBITDA is used by the Company to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for Company executives.

The following table sets forth Adjusted EBITDA for the periods presented, as well as a reconciliation to net income (loss) determined in accordance with GAAP:

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
(In thousands)
Net income (loss)	$79,516	$(1,685)	$118,738	$72,982
Adjustments:
Income tax expense	2,250	1,630	3,883	2,961
Interest expense	4,271	1,664	5,388	4,610
Depreciation	11,088	9,103	22,003	18,037
Amortization of intangible and other assets	918	318	1,590	671
EBITDA	98,043	11,030	151,602	99,261
Gain on sale of assets	(39)	(187)	(39)	(187)
(Gain) loss on debt extinguishment	2,527	(619)	4,449	(1,791)
Gain on lease termination	—	(4,459)	—	(4,459)
Interest income	(1,184)	(550)	(2,496)	(550)
Other income, net	241	(1,665)	(539)	(1,362)
Impairment of assets	916	—	1,738	—
Executive severance	663	—	663	—
Stock compensation	1,962	2,611	3,806	3,978
Adjusted EBITDA	$103,129	$6,161	$159,184	$94,890

Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of the results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect certain cash expenditures, including capital spending, or the impact of certain cash charges that the Company considers not to be an indication of ongoing operations;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital requirements;
•Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;
•Stock-based compensation expense is an important element of the Company’s long term incentive compensation program, although the Company has excluded it as an expense when evaluating our operating performance; and
•Other companies, including other companies in the same industry, may calculate these measures differently, limiting their usefulness as a comparative measure.
About Renewable Energy Group
Renewable Energy Group, Inc. is leading the energy and transportation industries’ transition to sustainability by transforming renewable resources into high-quality, sustainable fuels. Renewable Energy Group is an international producer of sustainable fuels that significantly lower greenhouse gas emissions to immediately reduce carbon impact. Renewable Energy Group utilizes a global integrated procurement, distribution and logistics network to operate 12 biorefineries in the U.S. and Europe. In 2020, Renewable Energy Group produced 519 million gallons of cleaner fuel delivering 4.2 million metric tons of carbon reduction. Renewable Energy Group is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future.

Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding market conditions, industry trends and demand, our outlook about the future, the success of our strategic investments and/or partnership, including our partnership with Manchester United, the use of proceeds from the green bond and equity raises, the commencement of our long-term marine terminal lease agreement, and the planned expansion of and improvements to the Geismar facility. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s inability to obtain the capital needed to complete the expansion project, cost overruns and construction delays related to the expansion project, the inability to obtain governmental permits and third party easements required or necessary to initiate or complete the expansion project; the potential impact of COVID-19 on our business and operations; the Company’s financial performance, including revenues, cost of revenues and operating expenses; changes in governmental programs and policies requiring or encouraging the use of biofuels, including RFS2 in the United States, renewable fuel policies in Canada and Europe, and state level programs such as California's Low Carbon Fuel Standard; availability of federal and state governmental tax incentives and incentives for bio-based diesel production; changes in the spread between bio-based diesel prices and feedstock costs; the availability, future price, and volatility of feedstocks; the availability, future price and volatility of petroleum and products derived from petroleum; risks associated with fire, explosions, leaks and other natural disasters at our facilities; any disruption of operations at our Geismar renewable diesel refinery (which would have a disproportionately adverse effect on our profitability); the unexpected closure of any of our facilities; the effect of excess capacity in the bio-based diesel industry and announced large plant expansions and potential co-processing of renewable diesel by petroleum refiners; unanticipated changes in the bio-based diesel market from which we generate almost all of our revenues; seasonal fluctuations in our operating results; potential failure to comply with government regulations; competition in the markets in which we operate; our dependence on sales to a single customer; technological advances or new methods of bio-based diesel production or the development of energy alternatives to bio-based diesel; our ability to successfully implement our acquisition strategy; the Company’s ability to retain and recruit key personnel; the Company's indebtedness and its compliance, or failure to comply, with restrictive and financial covenants in its various debt agreements; risks associated with customer negotiations; the risk that measures intended to remediate weaknesses in internal controls will prove to be inadequate; the potential for our risk management program to fail to minimize volatility; and other risks and uncertainties described in REG’s annual report on Form 10-K for the year ended December 31, 2020 and subsequently filed Form 10-Q and other periodic filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

Contacts

Company: Renewable Energy Group, Inc. Todd Robinson Deputy Chief Financial Officer and Treasurer +1 (515) 239-8048 Todd.Robinson@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
REVENUES:
Biomass-based diesel sales	$741,393	$451,329	$1,220,887	$857,727
Biomass-based diesel government incentives	74,773	92,075	135,022	158,522
	816,166	543,404	1,355,909	1,016,249
Other revenue	54	501	54	613
	816,220	543,905	1,355,963	1,016,862

COSTS OF GOODS SOLD	692,707	521,350	1,158,649	888,746
GROSS PROFIT	123,513	22,555	197,314	128,116
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	35,015	28,427	66,192	55,912
GAIN ON DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT	(39)	(187)	(39)	(187)
IMPAIRMENT OF ASSETS	916	—	1,738	—
INCOME (LOSS) FROM OPERATIONS	87,621	(5,685)	129,423	72,391
OTHER INCOME (EXPENSE), NET	(5,855)	5,629	(6,802)	3,552
INCOME (LOSS) BEFORE INCOME TAXES	81,766	(56)	122,621	75,943
INCOME TAX EXPENSE	(2,250)	(1,629)	(3,883)	(2,961)
NET INCOME (LOSS)	$79,516	$(1,685)	$118,738	$72,982

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$78,787	$(1,685)	$117,263	$71,482
Basic net income (loss) per share available to common stockholders:
Net income (loss) per share	$1.64	$(0.04)	$2.65	$1.83
Diluted net income (loss) per share available to common stockholders
Net income (loss) per share	$1.62	$(0.04)	$2.62	$1.66
Weighted-average shares used to compute basic net income per share available to common stockholders:
Basic	48,120,735	39,177,381	44,294,421	39,078,219
Weighted-average shares used to compute diluted net income per share available to the common stockholders:
Diluted	48,576,626	39,177,381	44,769,007	43,000,196

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF JUNE 30, 2021 AND DECEMBER 31, 2020
(in thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$608,754	$84,441
Marketable securities	252,344	149,521
Accounts receivable, net	169,867	143,475
Inventories	364,400	209,361
Prepaid expenses and other assets	105,751	67,657
Restricted cash	3,000	3,777
Total current assets	1,504,116	658,232
Long-term marketable securities	199,716	120,022
Property, plant and equipment, net	610,462	594,796
Right of use assets	32,028	28,840
Goodwill	16,080	16,080
Intangible assets, net	9,180	10,708
Other assets	44,335	32,720
TOTAL ASSETS	$2,415,917	$1,461,398
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$6	$50,088
Current maturities of operating lease obligations	12,841	14,581
Accounts payable	151,162	132,938
Accrued expenses and other liabilities	35,709	34,875
Deferred revenue	17,591	13,488
Total current liabilities	217,309	245,970
Deferred income taxes	6,542	6,607
Long-term debt (net of debt issuance costs of $13,574 and $1,731, respectively)	536,426	15,158
Long-term operating lease obligations	19,004	15,223
Other liabilities	3,441	4,485
Total liabilities	782,722	287,443
COMMITMENTS AND CONTINGENCIES
TOTAL EQUITY	1,633,195	1,173,955
TOTAL LIABILITIES AND EQUITY	$2,415,917	$1,461,398